                                                                   EXHIBIT 10.15











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                       STOCK AND ASSET PURCHASE AGREEMENT

                                  By and Among

                             Amphion Ventures, L.P.
                                       and
                              Antiope Partners LLC
                 (each a "Buyer" and collectively, the "Buyers")

                                       and

                                  Axcess, Inc.
                                   ("Seller")


                                 March 30, 1999





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


                       STOCK AND ASSET PURCHASE AGREEMENT

                                      INDEX

                                                                                                               Page


SECTION 1.  SALE OF SHARES AND ASSETS; PURCHASE PRICE .........................................................  1
     1.01   Transfer of LMC Shares.............................................................................  1
     1.02   Sale of Axcess Assets..............................................................................  1
     1.03   Purchase Price.....................................................................................  4
     1.04   Closing............................................................................................  5
     1.05   Further Assurances.................................................................................  5
     1.06   Transfer Taxes.....................................................................................  5
     1.07   No Assumption; Allocation of Purchase Price........................................................  5
     1.08   Transfer of LMC Shares and Axcess Assets...........................................................  5

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE SELLER.......................................................  6
     2.01   Making of Representations and Warranties...........................................................  6
     2.02   Organization and Qualifications of the Seller and LMC..............................................  6
     2.03   Capital Stock of LMC; Beneficial Ownership.........................................................  6
     2.04   Authority..........................................................................................  7
     2.05   Real and Personal Property.........................................................................  8
     2.06   Financial Statements...............................................................................  9
     2.07   Taxes.............................................................................................. 10
     2.08   Absence of Certain Changes......................................................................... 11
     2.09   Ordinary Course.................................................................................... 12
     2.10   Banking Relations.................................................................................. 12
     2.11   Intellectual Property.............................................................................. 13
     2.12   Contracts.......................................................................................... 14
     2.13   Litigation......................................................................................... 15
     2.14   Compliance with Laws............................................................................... 16
     2.15   Employee Benefit Programs.......................................................................... 16
     2.16   Environmental Matters.............................................................................. 18
     2.17   List of Directors and Officers..................................................................... 19
     2.18   Transfer of Shares................................................................................. 19
     2.19   Assignment of Rights............................................................................... 19

SECTION 3.  COVENANTS OF SELLER................................................................................ 19
     3.01   Consents........................................................................................... 19
     3.02   Consummation of Agreement.......................................................................... 20
     3.03   Confidentiality.................................................................................... 20
     3.04   No Transfer of Securities.......................................................................... 20



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

                                                                                                               Page


SECTION 4.  REPRESENTATIONS AND WARRANTIES OF BUYERS........................................................... 20
     4.01   Making of Representations and Warranties........................................................... 20
     4.02   Organization and Qualifications of Each Buyer...................................................... 21
     4.03   Authority of Buyers................................................................................ 21
     4.04   Litigation......................................................................................... 21
     4.05   Finder's Fee....................................................................................... 22
     4.06   Financial Statements............................................................................... 22
     4.07   Restrictions on Transfer of Shares................................................................. 22
     4.08   Legends............................................................................................ 22

SECTION 5.  COVENANTS OF BUYERS................................................................................ 23
     5.01   Making of Covenants and Agreements................................................................. 23
     5.02   Confidentiality.................................................................................... 23
     5.03   Consents........................................................................................... 23
     5.04   Consummation of Agreement.......................................................................... 23
     5.05   Tax Returns........................................................................................ 24

SECTION 6.  CONDITIONS......................................................................................... 24
     6.01   Conditions to the Obligations of Buyers............................................................ 24
     6.02   Conditions to Obligations of the Seller............................................................ 26

SECTION 7.  SURVIVAL........................................................................................... 27
     7.01   Survival of Warranties............................................................................. 27
     7.02   Limitation on Liability of Seller.................................................................. 27
     7.03   Limitation on Liability of Buyer................................................................... 28

SECTION 8.  MISCELLANEOUS...................................................................................... 28
     8.01   Fees and Expenses.................................................................................. 28
     8.02   Governing Law...................................................................................... 28
     8.03   Notices............................................................................................ 29
     8.04   Entire Agreement................................................................................... 29
     8.05   Assignability; Binding Effect...................................................................... 30
     8.06   Captions........................................................................................... 30
     8.07   Execution in Counterparts.......................................................................... 30
     8.08   Amendments......................................................................................... 30
     8.09   Consent to Jurisdiction............................................................................ 30



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                       STOCK AND ASSET PURCHASE AGREEMENT


         AGREEMENT entered into as of March 30, 1999 by and among Amphion Ventures, L.P. ("Amphion"), a Delaware limited partnership, Antiope Partners LLC ("Antiope"), a Delaware limited liability company (each a "Buyer" and collectively, the "Buyers"), and Axcess, Inc., a Delaware corporation ("Seller").


                               W I T N E S S E T H

         WHEREAS, the Seller is the record and beneficial owner of all of the issued and outstanding capital stock of Lasertechnics Marking Corporation(TM) ("LMC"), a Delaware corporation, which consists entirely of an aggregate of ten
(10) shares of common stock, $.01 par value per share and two million six hundred thousand (2,600,000) shares of preferred stock, $.01 par value per share (the "LMC Shares");

         WHEREAS, subject to the terms and conditions set forth herein, the Seller desires to sell all of the LMC Shares to the Buyers, and each Buyer desires to acquire all of the LMC Shares set forth opposite its name on Exhibit A hereto; and

         WHEREAS, subject to the terms and conditions hereof, Seller desires to sell, transfer and assign to the Buyers and the Buyers desire to purchase from Seller, certain of its properties and assets described herein.

         NOW, THEREFORE, in order to consummate said purchase and sale and in consideration of the mutual agreements set forth herein, the parties hereto agree as follows:


SECTION 1.    SALE OF SHARES AND ASSETS; PURCHASE PRICE.

         1.01 Transfer of LMC Shares. At the Closing (as hereinafter defined), the Seller shall deliver or cause to be delivered to each Buyer certificates representing the LMC Shares to be purchased by such Buyer. Such stock certificates shall be duly endorsed in blank for transfer or shall be presented with stock powers duly executed in blank, with such signature guarantees and such other documents as may be reasonably required by such Buyer to effect a valid transfer of such LMC Shares by the Seller, free and clear of any and all liens, encumbrances, charges or claims.

         1.02 Sale of Axcess Assets. Upon the terms and subject to the conditions set forth in this Agreement, Seller agrees to sell, assign, transfer and deliver to the Buyers, and the Buyers agree to purchase from Seller, all right, title and interest in and to the following assets of Seller (the "Axcess Assets"):

                  (a) Rights and Interests to DataGlyph Technology. All of Seller's nonexclusive rights and interests to the DataGlyph Technology which Seller has obtained from

Xerox, Inc. ("Xerox") and which shall have been assigned to the Buyers substantially in the form of assignment acceptable to the parties; and

                  (b) Rights and Interests to CombiReader Technology. All of Seller's rights and interests to the CombiReader Technology which the Seller has the option to license from XL Vision, Inc. ("XL Vision") and which shall have been assigned to the Buyers substantially in the form agreed upon by the parties.

         1.03 Purchase Price. In reliance upon the representations and warranties of the Seller contained herein and made at the Closing and subject to satisfaction of all of the conditions contained herein the Buyers shall pay to Seller at the Closing (as defined below) an amount equal to $7,000,000 (the "Purchase Price") in the following form:

                  (a) By delivery of evidence of the payment and satisfaction of the debt of Seller in the amount of $910,000 due to Antiope and of $1,090,000 due to Amphion; and

                  (b) By delivery of $500,000 in cash; and

                  (c) By delivery of a Demand Note of Amphion in the principal amount of $500,000, bearing interest at 6%, and payable upon demand by Seller in accordance with the terms of the Demand Note in substantially the form agreed upon by the parties (the "Demand Note"); and

                  (d) By delivery of a Term Note of Amphion in the principal amount of $4,000,000, bearing interest at 8%, and payable quarterly; maturing March 31, 2002 (unless Amphion's term is extended to 2004, in which case the maturity will by extended to 2004), and requiring principal payments of $300,000 quarterly commencing March 31, 2001; and secured by the Axcess Assets and the LMC Shares in accordance with the terms of the Term Note in substantially the form agreed upon by the parties (the "Term Note"); and

                  (e) By transferring to Seller transferrable warrants to purchase 430,000 shares of the Common Stock, no par value, of Quantrad Sensor, Inc. ("Quantrad") in accordance with the terms of the Warrant in substantially the form agreed upon by the parties (the "Quantrad Warrants") and containing, in any event, customary registration rights; and

                  (f) By granting to Seller under the terms of the Quantrad Warrants the option to exchange the Quantrad Warrants referred to above for 20% of the Net Profits (as defined below) received by the Buyers or Quantrad, as the case may be, if the Buyers sell directly or indirectly all the outstanding stock or substantially all the assets of LMC prior to March 31, 2002, except for the immediate resale to Quantrad. "Net Profits" for this purpose will mean the excess of (a) the total consideration received, including all liabilities assumed, less all transaction costs and taxes due in respect of the sale, less
(b) the sum of (i) $4,000,000, plus (ii) any amounts invested in LMC by Amphion after March 31, 1999. This



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right will terminate upon the earlier of (i) an initial public offering of the common stock of LMC or its parent company, or (ii) a sale of all of the outstanding stock or substantially all the assets of LMC or its parent company. The Buyers shall give the Seller 10 days notice prior to the occurrence of (ii) above and Seller shall have the opportunity to exercise such right provided Seller gives notice of its intention to exercise such right at least 3 days prior to the occurrence of such sale.

         1.04 Closing. The parties acknowledge and agree that, subject to satisfaction of the conditions to closing set forth in Section 6 hereto, the execution of this Agreement on the date first set forth above represents the binding obligation of the parties hereto to consummate the transaction contemplated by this Agreement. The closing of the purchase and sale of the LMC Shares and the Axcess Assets provided for in this Agreement (the "Closing") shall take place at the offices of Goodwin, Procter & Hoar LLP commencing at such time and date as may be mutually agreed upon by the parties (the "Closing Date").

         1.05 Further Assurances. The Seller from time to time after the Closing at the request of either Buyer and without further consideration shall execute and deliver further instruments of transfer and assignment and take such other action as such Buyer may reasonably require to more effectively transfer and assign to, and vest in, such Buyer the LMC Shares, the Axcess Assets and all rights thereto, and to fully implement the provisions of this Agreement.

         1.06 Transfer Taxes. All sales and transfer taxes, fees and duties, if any, under applicable law incurred in connection with the sale and transfer of the LMC Shares and Axcess Assets pursuant to this Agreement will be borne and paid by the Seller, and the Seller shall promptly reimburse LMC and each Buyer for any such tax, fee or duty which any of them is required to pay under applicable law.

         1.07 No Assumption; Allocation of Purchase Price. Neither Buyer is assuming and shall not pay or be liable for any liability or obligation of Seller of any kind or nature, known, unknown, contingent or otherwise. At or prior to the Closing, each Buyer and Seller shall agree on the allocation of the Purchase Price, which allocation shall be set forth on Schedule 1.07. Such allocation shall be made in accordance with (i) the respective fair market values of the LMC Shares and the Axcess Assets being purchased and sold and (ii) the provisions of Section 1060 of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder, and shall be binding upon each Buyer and Seller for all purposes (including financial accounting purposes, financial and regulatory reporting purposes and tax purposes). Each Buyer and Seller further agrees to file its Federal income tax returns and its other tax returns reflecting such allocation, Form 8594 and any other reports required by Section 1060 of the Code, in accordance with said allocation.

         1.08 Transfer of LMC Shares and Axcess Assets. At the Closing, Seller shall deliver or cause to be delivered to each Buyer good and sufficient instruments of transfer



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transferring to such Buyer title to all of the LMC Shares purchased by such
Buyer and Axcess Assets, as applicable, including without limitation, assignments of the Xerox and XL Vision agreements, together with any required consents to assignment. Such instruments of transfer (a) shall be in the form which is usual and customary for transferring the type of property involved under the laws of the jurisdictions applicable to such transfers, (b) shall be in form and substance reasonably satisfactory to such Buyer and its counsel, (c) shall effectively vest in the Buyers good and marketable title to all of the Axcess Assets free and clear of all Encumbrances (as defined in Section 2.05 hereof), and (d) where applicable, shall be accompanied by evidence of the discharge of all Encumbrances against the Axcess Assets.

SECTION 2.    REPRESENTATIONS AND WARRANTIES OF THE SELLER.

         2.01 Making of Representations and Warranties. As a material inducement to each Buyer to enter into this Agreement and consummate the transactions contemplated hereby, the Seller hereby makes to the Buyers the representations and warranties contained in this Section 2. The Seller shall not have any right of indemnity or contribution from LMC with respect to the breach of any representation or warranty hereunder.

         2.02 Organization and Qualifications of the Seller and LMC. Except as set forth on Schedule 2.02, each of Seller and LMC is a corporation duly organized, validly existing and in good standing under the laws of Delaware, with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted or proposed to be conducted. The copies of each of Seller and LMC's Articles of Incorporation, as amended to date, and of each of Seller and LMC's by-laws, as amended to date, and which shall be delivered at or prior to April 30, 1999 to counsel for the Buyers, are complete and correct, and no amendments thereto are pending. Each of Seller and LMC is duly qualified to do business as a foreign corporation in each jurisdiction where the nature of its properties or the conduct of its business makes its qualification so necessary, except where the failure to be so qualified would not have a material adverse effect on the business, assets, properties, results of operations, condition (financial or otherwise) or prospects (a "Material Adverse Effect") of Seller and LMC.

         2.03 Capital Stock of LMC; Beneficial Ownership.

             (a) The authorized capital stock of LMC consists of 5,000,000 shares of voting common stock, $.01 par value per share (the "Voting Common Stock"), 2,000,000 shares of non-voting common stock, $.01 par value per share (the "Non-voting Common Stock") and 3,000,000 shares of preferred stock, $.01 par value per share (the "Preferred Stock") of which 10 shares of Voting Common Stock, no shares of Non-voting Common Stock and 2,600,000 shares of Preferred Stock are duly and validly issued, outstanding, fully paid and nonassessable and of which 4,999,990 shares of Voting Common Stock, 2,000,000 shares



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of Non-voting Common Stock and 400,000 shares of Preferred Stock are authorized but unissued. Except as set forth in Schedule 2.03, there are no outstanding options, warrants, rights, commitments, preemptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional shares of capital stock of any class of LMC. No capital stock of LMC has been issued in violation of any federal or state law. Except as set forth in Schedule 2.03, there are no voting trusts, voting agreements, proxies or other agreements, instruments or undertakings with respect to the voting of the LMC Shares to which either LMC or the Seller is a party.

             (b) Except as set forth in Schedule 2.03, the Seller owns beneficially and of record all of the issued and outstanding LMC Shares free and clear of any and all Encumbrances.

         2.04 Authority. Seller has full right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by Seller pursuant to this Agreement and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by Seller of this Agreement and each such other agreement, document and instrument has been duly authorized by all necessary action of Seller and no other action on the part of Seller is required in connection therewith.

         This Agreement and each agreement, document and instrument contemplated hereby to which Seller is a party constitute, or when executed and delivered by Seller will constitute, valid and binding obligations of Seller enforceable against Seller in accordance with their terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (ii) general principles of equity that restrict the availability of equitable remedies. The execution, delivery and performance by Seller of this Agreement and each such agreement, document and instrument:

                  (A) does not and will not violate any provision of the Certificate of Incorporation or by-laws or any similar organizational documents of Seller;

                  (B) except as set forth in Schedule 2.04, does not and will not violate any federal, state or local laws applicable to Seller or require Seller to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made; and

                  (C) does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which Seller is a party or by which the property of Seller is bound or affected, except as set forth on Schedule 2.04, or result in the creation or imposition of any mortgage, pledge,


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lien, security interest or other charge or encumbrance on Seller's assets or on the capital stock of Seller, except as specifically set forth on Schedule 2.04.

         2.05 Real and Personal Property.

                  (a) Real Property. To the Seller's knowledge after due inquiry, all of the real property leased by LMC is identified in Schedule 2.05(a) (herein referred to as the "Leased Real Property").

                      (i) Title. Except as set forth in Schedule 2.05(a), LMC has enforceable leasehold interests in the Leased Real Property of LMC, free and clear of all easements, covenants, restrictions, leases, mortgages, liens, assessments, claims, rights, judgments, encroachments, pledges, conditional sale agreements, security interests, encumbrances, or other matters affecting title (collectively, "Encumbrances"), except minor imperfections, if any, which are not substantial in amount, do not detract from the value of the leasehold interests or impair the operations of LMC and have arisen only in the ordinary course of business.

                      (ii) Status of Leases. To the Seller's knowledge after due inquiry, all leases of Leased Real Property are identified in Schedule 2.05(a), and true and complete copies thereof which shall be delivered at or prior to April 30, 1999 to each Buyer. Each of said leases has been executed by LMC and, to the Seller's knowledge, is in full force and effect. To the Seller's knowledge after due inquiry, LMC is not in default under any of said leases or has received any notice thereof, nor has any event occurred which, with notice or the passage of time, or both, would give rise to such a default. After giving effect to the transactions contemplated by this Agreement, to the Seller's knowledge, each of said leases will be fully enforceable by LMC which is a party thereto against the other party thereto.

                      (iii) Consents. Except as set forth in Schedule 2.05(a), no approval is required with respect to the transactions contemplated by this Agreement from the other parties to any lease of the Leased Real Property and to the extent that any such approval is required, LMC will obtain or complete them before the Closing.

                      (iv) Condition of the Leased Real Property. To the knowledge of the Seller, there are no material defects in the physical condition of any land, buildings or improvements constituting part of the Leased Real Property, including, without limitation, structural elements, mechanical systems, parking and loading areas, and all such buildings and improvements are in good operating condition and repair and have been well maintained.



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

                      (v) Compliance with the Law. To the knowledge of the Seller, LMC has not received any notice from any governmental authority of any violation of any law, ordinance, regulation, license, permit or authorization issued with respect to any Leased Real Property that has not been heretofore corrected, and no such violation exists which could have a Material Adverse Effect on the operation or value of any Leased Real Property. To the knowledge of the Seller, all improvements located on or constituting part of the Leased Real Property and their use and operation by LMC were and are now in compliance in all material respects with all applicable laws, ordinances, regulations, licenses, permits and authorizations, except as set forth in Schedule 2.05(a). To the knowledge of the Seller, no approval or consent to the transactions contemplated by this Agreement is required of any governmental authority with jurisdiction over any aspect of the Leased Real Property or its use or operations, except where the failure to obtain such approval or consent would not have a Material Adverse Effect on the operation or value of the Leased Real Property.

                  (b) Personal Property. To the Seller's knowledge after due inquiry, a complete description of the machinery and equipment of LMC is contained in Schedule 2.05(b). Except as specifically disclosed in said Schedule, the Base Balance Sheet (as hereinafter defined), the balance sheet of LMC as of December 31, 1998 securing specific liabilities (with respect to which no default exists) or minor imperfections of title and Encumbrances, if any, which are not substantial in amount, do not detract from the value of the personal property subject thereto or impair the operations of LMC and have arisen only in the ordinary course of business, LMC has good and marketable title to all of its personal property. To the Seller's knowledge after due inquiry, the Base Balance Sheet reflects all personal property of LMC. Except as otherwise specified in Schedule 2.05(b), all leasehold improvements, furnishings, machinery and equipment of LMC are in good repair, have been well maintained and substantially comply with all applicable laws, ordinances and regulations, and such machinery and equipment is in good working order ordinary wear excepted; and Seller has no knowledge of any pending or threatened change of any such law, ordinance or regulation which could have a Material Adverse Effect on LMC or its business.

         2.06 Financial Statements.

                  (a) Seller shall deliver at or prior to April 30, 1999 to the Buyers the following financial statements and which shall be attached hereto as
Schedule 2.06:

                      (i) Unconsolidated unaudited balance sheets of LMC as of December 31, 1996, 1997 and 1998 and statements of income and retained earnings and statements of cash flows for the three (3) years then ended, which statements were included in the Seller's consolidated financial statements audited by Seller's independent public accountants. The balance sheet of LMC as of December 31, 1998 is referred to herein as the "Base Balance Sheet."



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

                      (ii) Unaudited balance sheet of LMC as of February 28, 1999 and statements of income and retained earnings and statements of cash flows for the two-month period then ended, certified by LMC's Controller.

         The financial statements described in (i) and (ii) above, have been prepared in accordance with GAAP applied consistently during the periods covered thereby, are complete and correct in all material respects and present fairly in all material respects the financial condition of LMC at the dates of said statements and the results of operations for the periods covered thereby.

                  (b) To the knowledge of Seller after due inquiry, LMC does not have as of the date of the Base Balance Sheet any liabilities of any nature, whether accrued, absolute, contingent or otherwise, asserted, known or unknown (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others, liabilities for taxes due or then accrued or to become due, or contingent liabilities relating to activities of LMC or the conduct of its business prior to the date of the Base Balance Sheet, except (i) liabilities stated or adequately reserved against on the Base Balance Sheet or the notes thereto, (ii) liabilities reflected in Schedules furnished to the Buyers hereunder as of the date hereof, or (iii) immaterial liabilities incurred in the ordinary course of business, as applicable, in existence as of the date of the Base Balance Sheet which are not required to be reflected in the Base Balance Sheet or the notes thereto under GAAP.

                  (c) As of the date hereof and as of the Closing, LMC does not have nor will have to Seller's knowledge, any liabilities of any nature, whether accrued, absolute, contingent or otherwise, asserted, known (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others, liabilities for taxes due or then accrued or to become due, or contingent or potential liabilities relating to activities of LMC or the conduct of its business prior to the date hereof or the Closing, as the case may be), except liabilities (i) stated or adequately reserved against on the Base Balance Sheet or the notes thereto, (ii) reflected in Schedules furnished to the Buyers hereunder on the date hereof, or (iii) incurred after the date of the Base Balance Sheet in the ordinary course of business consistent with the terms of this Agreement.

         2.07 Taxes.

                  (a) Except as set forth on Schedule 2.07, to the knowledge of the Seller, LMC has paid or caused to be paid all federal, state, local, foreign and other taxes, including, without limitation, income taxes, estimated taxes, capital gains taxes, alternative minimum taxes, excise taxes, sales taxes, goods and services taxes, use taxes, value-added taxes, gross receipts taxes, franchise taxes, capital stock taxes, employment and payroll-related taxes, withholding taxes, stamp taxes, transfer taxes, windfall profit taxes, environmental taxes and property taxes, whether or not measured in whole or in part by net income, and all deficiencies, or other additions to tax, interest, fines and penalties owed by it (collectively,



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

"Taxes"), required to be paid by it through the date hereof whether disputed or not. To the knowledge of the Seller, all Taxes and other assessments and levies LMC is required to withhold or collect have been withheld and collected and have been paid over to the proper governmental authorities within the time required by applicable law.

         2.08 Absence of Certain Changes. To the knowledge of the Seller and except as disclosed in Schedule 2.08, since the date of the Base Balance Sheet there has not been:

                  (a) Any change in the financial condition, properties, assets, liabilities, business or operations of LMC, which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had a Material Adverse Effect on LMC;

                  (b) Any contingent liability incurred by LMC as guarantor or otherwise with respect to the obligations of others or any cancellation of any material debt or claim owing to, or waiver of any material right of, LMC;

                  (c) Any Encumbrance placed on any of the properties of LMC which remains in existence on the date hereof or will remain on the Closing Date;

                  (d) Any obligation or liability of any nature, whether accrued, absolute, contingent or otherwise, asserted, known (including, without limitation, liabilities for Taxes due or to become due or contingent liabilities relating to products or services provided by LMC or the conduct of the business of LMC since the date of the Base Balance Sheet), incurred by LMC other than obligations and liabilities incurred in the ordinary course of business consistent with the terms of this Agreement (it being understood that product or service liability claims shall not be deemed to be incurred in the ordinary course of business);

                  (e) Any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets of LMC other than in the ordinary course of business;

                  (f) Any damage, destruction or loss, whether or not covered by insurance, which has had a Material Adverse Effect on LMC;

                  (g) Any declaration, setting aside or payment of any dividend by LMC, or the making of any other distribution in respect of the capital stock, or other ownership interests, of LMC, or any direct or indirect redemption, purchase or other acquisition by LMC of its own capital stock, or other ownership interests;

                  (h) Any labor trouble or claim of unfair labor practices involving LMC, any change in the compensation payable or to become payable by LMC to any of its officers, employees, agents or independent contractors other than normal merit increases in accordance



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

with its usual practices, or any bonus payment or arrangement made to or with any of such officers, employees, agents or independent contractors;

                  (i) Any change with respect to the officers or management of LMC;

                  (j) Any payment or discharge of a material lien or liability of LMC which was not shown on the Base Balance Sheet or incurred in the ordinary course of business thereafter;

                  (k) Any obligation or liability incurred by LMC to any of its officers, directors, stockholders or employees, or any loans or advances made by LMC to any of its officers, directors, stockholders or employees, except normal compensation and expense allowances payable to officers or employees;

                  (l) Any change in accounting methods or practices, credit practices or collection policies used by LMC;

                  (m) Any other transaction entered into by LMC other than transactions in the ordinary course of business;

                  (n) Any waiver of any valuable right of, or cancellation of any debt or claim held by, LMC; or

                  (o) Any agreement or understanding whether in writing or otherwise, for LMC to take any of the actions specified in paragraphs (a) through (o) above.

         2.09 Ordinary Course. Since the date of the Base Balance Sheet, the Seller and LMC have each conducted its business only in the ordinary course and consistently with prior practices.

         2.10 Banking Relations. To the knowledge of the Seller, all arrangements which LMC has with any banking institution are completely and accurately described in Schedule 2.10, indicating with respect to each of such arrangements the type of arrangements maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the person or persons authorized in respect thereof.

         2.11 Intellectual Property.

                  (a) Except as described in Schedule 2.11, LMC and Seller each have exclusive ownership of, or a license to use, all patent, copyright, trade secret, trademark, or other proprietary rights (collectively, "Intellectual Property") used or to be used in their respective businesses as presently conducted or contemplated. All of the rights of LMC and Seller in such Intellectual Property are freely transferable. There are no claims or demands of any other person pertaining to any of such Intellectual Property and no proceedings have been instituted, or are pending or threatened, which challenge the rights of Seller in respect thereof. To the knowledge of Seller, and except as described in Schedule 2.11, LMC has the right to use, free and clear of claims or rights of other persons, all customer lists, designs, manufacturing or other processes, computer software, systems, data compilations, research results and other information required for or incident to its products or its business as presently conducted or contemplated.

                  (b) All patents, patent applications, trademarks, trademark applications and registrations and registered copyrights which are owned by or licensed to either Seller or LMC, pertaining to the business of LMC, are listed in Schedule 2.11. All of such patents, patent applications, trademark registrations, trademark applications and registered copyrights have been duly registered in, filed in or issued by the United States Patent and Trademark Office or such other applicable governmental office or authority under the jurisdiction of which the relevant company conducts business, as the case may be, and have been properly maintained and renewed in accordance with all applicable provisions of applicable law and administrative regulations.

                  (c) All licenses or other agreements under which either LMC or Seller is granted rights in Intellectual Property, pertaining to the business of LMC, are listed in Schedule 2.11. All said licenses or other agreements are in full force and effect, there is no material default by any party thereto, and, except as set forth in Schedule 2.11, all of the rights of each company thereunder will continue in full force and effect upon consummation of the transactions contemplated hereby. To the knowledge of the Seller, the licensors under said licenses and other agreements have and had all requisite power and authority to grant the rights purported to be conferred thereby. True and complete copies of all such licenses or other agreements, and any amendments thereto, shall be provided at or prior to April 30, 1999 to the Buyers.

                  (d) All licenses or other agreements under which either LMC or Seller has granted rights to others in Intellectual Property, with respect to the business of LMC, owned or licensed by either company are listed in Schedule
2.11. All of said licenses or other agreements are in full force and effect and, to the knowledge of the Seller, there is no material default by any party thereto, and, except as set forth in Schedule 2.11, all of the rights of each company thereunder will continue in full force and effect upon consummation of the transactions contemplated hereby. True and complete copies of all such licenses or other agreements, and any amendments thereto, shall be provided at or prior to April 30, 1999 to the Buyers.

                  (e) Each of LMC and Seller has taken all steps required in accordance with sound business practice to establish and preserve its ownership of all material Intellectual Property rights with respect to its products, services and technology, with respect to the business of LMC. Except as set forth on Schedule 2.11, the Seller has not made any valuable non-public information of Seller available to any person other than its employees, except pursuant to written agreements requiring the recipients to maintain the confidentiality of such information and appropriately restricting the use thereof. Seller has no knowledge of any infringement by others of any material Intellectual Property rights, with respect to the business of LMC.

                  (f) To Seller's knowledge after due inquiry, the present and contemplated business, activities, products and services of LMC does not infringe any Intellectual Property of any other person. To Seller's knowledge after due inquiry, no proceeding charging LMC with infringement of any adversely held Intellectual Property has been filed or is threatened to be filed. To the knowledge of Seller, there exists no unexpired patent or patent application which includes claims that would be infringed by or otherwise adversely affect the products, activities or business of LMC. To Seller's knowledge after due inquiry, LMC is not making unauthorized use of any confidential information or trade secrets of any person, including, without limitation, any former employer of any past or present employee of LMC. Except as set forth in Schedule 2.11, to the best of Seller's knowledge, none of LMC's employees have any agreements or arrangements with any persons other than LMC related to confidential information or trade secrets of such persons or restricting any such employee's ability to engage in business activities of any nature. The activities of its employees on behalf of LMC do not violate any such agreements or arrangements known to Seller.

         2.12 Contracts. Except for contracts, commitments, plans, agreements and licenses described in Schedule 2.12 (true and complete copies of which shall be delivered at or prior to April 30, 1999 to the Buyers), LMC, to the knowledge of Seller, is not a party to or subject to:

                  (a) Any plan or contract providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, profit sharing, collective bargaining or the like, or any contract or agreement with any labor union;

                  (b) Any employment contract, consulting contract or contract for services which is not terminable within thirty (30) days by LMC without liability for any penalty or severance payment;

                  (c) Any contract or agreement for the purchase of any commodity, material or equipment except purchase orders in the ordinary course for less than $10,000 each, such orders not exceeding $50,000 in the aggregate;

                  (d) Any other contracts or agreements creating any obligations of LMC of $10,000 or more with respect to any such contract or agreement not specifically disclosed elsewhere under this Agreement;

                  (e) Any contract or agreement providing for the purchase of all or substantially all of its requirements of a particular product from a supplier; (f)ab Any contract or agreement which by its terms does not terminate or is not terminable without penalty by LMC or its successor within one (1) year after the date hereof;

                  (g) Any contract or agreement for the sale or lease of its products not made in the ordinary course of business;

                  (h) Any contract with any sales agent or distributor of products of LMC;

                  (i) Any contract containing covenants limiting the freedom of LMC to compete in any line of business or with any person or entity;

                  (j) Any contract or agreement for the purchase of any fixed asset for a price in excess of $10,000, whether or not such purchase is in the ordinary course of business;

                  (k) Any license agreement (as licensor or licensee);

                  (l) Any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money;

                  (m) Any contract or agreement with any officer, employee, director or stockholder of LMC or with any persons or organizations controlled by or affiliated with any of them; or

                  (n) Any contract, agreement or understanding whether in writing or otherwise for LMC to take any of the actions specified in paragraphs
(a) through (m) above.

         To the knowledge of Seller, LMC is not in default under any such contracts, commitments, plans, agreements or licenses described in said Schedule or has any knowledge of conditions or facts which, with notice or the passage of time, or both, would constitute a default.

         2.13 Litigation. Schedule 2.13 lists all currently pending litigation and governmental or administrative proceedings or investigations to which LMC is a party. To the knowledge of Seller, except for matters described in Schedule 2.13, there is no litigation or governmental or administrative proceeding or investigation pending which may have, either individually or in the aggregate, a Material Adverse Effect on LMC, or which would prevent or hinder the consummation of the transactions contemplated by this Agreement. With respect to each matter set forth therein, Schedule 2.13 sets forth a description of the matter, the forum (if any) in which it is being conducted, the parties thereto and the type and amount of relief sought.

         2.14 Compliance with Laws. Except as set forth in Schedule 2.14, to the knowledge of Seller, LMC is in compliance in all material respects with all applicable statutes, ordinances, orders, judgments, decrees, rules and regulations promulgated by any federal, state, municipal or foreign entity, agency, court or other governmental authority applicable to it or to the conduct of its business, and to the knowledge of Seller, LMC has not received notice of a violation or alleged violation of any such statute, ordinance, order, rule or regulation, except where the failure to be in such compliance would not have, either individually or in the aggregate, a Material Adverse Effect on LMC, and LMC has not , to the knowledge of Seller, received notice of a material violation or alleged material violation of any such statute, ordinance, order, rule or regulation.

         2.15 Employee Benefit Programs. To the knowledge of Seller after due inquiry, Schedule 2.15 lists every Employee Program (as defined below) that has been maintained (as defined below) by LMC at any time during the three-year period ending on the Closing Date.

                  (a) To the knowledge of Seller after due inquiry, each Employee Program which has ever been maintained by LMC and which has at any time been intended to qualify under Section 401(a) or 501(c)(9) of the Internal Revenue Code of 1986, as amended (the "Code) has received a favorable determination or approval letter from the Internal Revenue Service (the "IRS") regarding its qualification under such Section and has, in fact, been qualified under the applicable section of the Code from the effective date of such Employee Program through and including the Closing (or, if earlier, the date that all of such Employee Program's assets were distributed). No event or omission has occurred which would cause any such Employee Program to lose its qualification under the applicable Code section.

                  (b) Seller has no knowledge of or has reason to know, of any failure of any party to comply with any laws applicable to the Employee Programs that have been maintained by LMC. With respect to any Employee Program ever maintained by LMC, to Seller's knowledge, there has occurred no "prohibited transaction," as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, or breach of any duty under ERISA or other applicable law (including, without limitation, any health care continuation requirements or any other tax law requirements, or conditions to favorable tax treatment, applicable to such plan), which could result, directly or indirectly, in any taxes, penalties or other liability to LMC or to either Buyer. No litigation, arbitration, governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or threatened with respect to any such Employee Program. To the knowledge of Seller after due inquiry, no Employee Program has any material unfunded or underfunded obligation to provide benefits to any past, current or future participant therein.

                  (c) To the knowledge of Seller after due inquiry, neither LMC nor any Affiliate (as defined below) (i) has ever maintained any Employee Program which has been subject to Title IV of ERISA (including, but not limited to, any Multiemployer Plan (as defined below)) or (ii) has ever provided health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by Part 6 of Subtitle B of Title I of ERISA) or has ever promised to provide such post-termination benefits.

                  (d) With respect to each Employee Program maintained by LMC within the three (3) years preceding the Closing, complete and correct copies of the following documents (if applicable to such Employee Program) which shall be delivered at or prior to April 30, 1999 to the Buyers: (i) all documents embodying or governing such Employee Program, and any funding medium for the Employee Program (including, without limitation, trust agreements), as they may have been amended; (ii) the most recent IRS determination or approval letter with respect to such Employee Program under Code Section 401 or 501(c)(9), and any applications for determination or approval subsequently filed with the IRS;
(iii) the three (3) most recently filed IRS Forms 5500, with all applicable schedules and accountants' opinions attached thereto; (iv) the summary plan description for such Employee Program (or other descriptions of such Employee Program provided to employees) and all modifications thereto; (v) any insurance policy (including any fiduciary liability insurance policy) related to such Employee Program; (vi) any documents evidencing any loan to an Employee Program that is a leveraged employee stock ownership plan; and (vii) all other materials reasonably necessary for the Buyers to perform any of its responsibilities with respect to any Employee Program subsequent to the Closing (including, without limitation, health care continuation requirements).

                  (e) For purposes of this Section:

                      (i) "Employee Program" means (A) all employee benefit plans within the meaning of ERISA Section 3(3), including, but not limited to, multiple employer welfare arrangements (within the meaning of ERISA Section 3(4)), plans to which more than one unaffiliated employer contributes and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA; and (B) all stock option plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements and arrangements not described in (A) above. In the case of an Employee Program funded through an organization described in Code Section 501(c)(9), each reference to such Employee Program shall include a reference to such organization.

                      (ii) An entity "maintains" an Employee Program if such entity sponsors, contributes to, or provides (or has promised to provide) benefits under such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity, or their spouses, dependents or beneficiaries.

                      (iii) An entity is an "Affiliate" of a company if it would have ever been considered a single employer with such company or any of its subsidiaries under ERISA Section 4001(b) or part of the same "controlled group" as such company for purposes of ERISA Section 302(d)(8)(C).

                      (iv) "Multiemployer Plan" means a (pension or non-pension) employee benefit plan to which more than one employer contributes and which is maintained pursuant to one or more collective bargaining agreements.

         2.16 Environmental Matters.

                  (a) Except as set forth in Schedule 2.16, to the knowledge of Seller, (i) LMC has never generated, transported, used, stored, treated, disposed of or managed any Hazardous Waste (as defined below); (ii) no Hazardous Material (as defined below) has ever been spilled, released or disposed of at any site presently or formerly owned, operated, leased or used by LMC, or has ever been located in the soil or groundwater at any such site; (iii) no Hazardous Material has ever been transported from any site presently or formerly owned, operated, leased or used by LMC for treatment, storage or disposal at any other place; (iv) LMC does not presently own, operate, lease or use, nor has it previously owned, operated, leased or used any site on which underground storage tanks are or were located; and (v) no lien has ever been imposed by any governmental agency on any property, facility, machinery or equipment owned, operated, leased or used by LMC in connection with the presence of any Hazardous Material.

                  (b) Except as set forth in Schedule 2.16, to the knowledge of Seller, (i) LMC has no material liability under, nor has it ever violated, any Environmental Law (as defined below); (ii) any property owned, operated, leased or used by LMC, and any facilities and operations thereon, are presently in compliance with all applicable Environmental Laws; (iii) LMC has never entered into or been subject to any judgment, consent decree, compliance order or administrative order with respect to any environmental or health and safety matter or received any request for information, notice, demand letter, administrative inquiry or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any Environmental Law; and (iv) LMC has no reason to believe that any of the items enumerated in clause (iii) of this Subsection will be forthcoming.

                  (c) Except as set forth in Schedule 2.16, to the knowledge of Seller, no site owned, operated, leased or used by LMC contains any asbestos or asbestos-containing material, any polychlorinated biphenyls (PCBs) or equipment containing PCBs, or any urea formaldehyde foam insulation.

                  (d) Seller shall provide at or prior to April 30, 1999 to the Buyers copies of all documents, records, and information available to it concerning any environmental or health and safety matter relevant to LMC, whether generated by LMC or others, including, without limitation, environmental audits, environmental risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials, spill control plans and reports, correspondence, permits, licenses, approvals, consents and other authorizations related to environmental or health and safety matters issued by any governmental agency.

                  (e) For purposes of this Section 2.16, (i) "Hazardous Material" shall mean and include any hazardous waste, hazardous material, hazardous substance, petroleum product, oil, toxic substance, pollutant, contaminant or other substance which may pose a threat to the environment or to human health or safety, as defined or regulated under any Environmental Law;
(ii) "Hazardous Waste" shall mean and include any hazardous waste as defined or regulated under any Environmental Law; and (iii) "Environmental Law" shall mean any environmental or health and safety-related law, regulation, rule, ordinance or by-law at the foreign, federal, state or local level, whether existing as of the date hereof, previously enforced or subsequently enacted.

         2.17 List of Directors and Officers. Schedule 2.17 contains a true and complete list of all current directors and officers of LMC. In addition,
Schedule 2.17 contains a list of all managers, employees and consultants of LMC who, individually, have received or are scheduled to receive compensation from LMC for the year ending December 31, 1999, in excess of $50,000. In each case, such Schedule includes the current job title and aggregate annual compensation of each such individual.

         2.18 Transfer of Shares. No holder of stock of LMC has at any time transferred any of such stock to any employee of LMC, which transfer constituted or could be viewed as compensation for services rendered to LMC or Seller by said employee.

         2.19 Assignment of Rights. On or before the Closing Date, Seller will have obtained all consents and assignments to the DataGlyph and CombiReader Technology licenses referred to in Section 1.02 hereof from Xerox and XL Vision in form and substance reasonably satisfactory to the Buyers.


SECTION 3.    COVENANTS OF SELLER.

         3.01 Consents. Prior to the Closing Date, Seller shall obtain all authorizations, waivers, consents and permits, in form and substance reasonably satisfactory to the Buyers, from all third parties, including, without limitation, applicable governmental authorities, regulatory agencies, lessors, lenders and contract parties, required to permit the continuation of the business of each of Seller and LMC and the consummation of the transactions contemplated by this Agreement, and to avoid any breach, default, termination, acceleration or modification of any material agreement, contract, lease or permit as a result of, or in connection with, the execution and performance of this Agreement.

         3.02 Consummation of Agreement . Seller shall use its or his best efforts to perform and fulfill all conditions and obligations on their parts to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out. To this end, Seller will obtain prior to the Closing all necessary authorizations or approvals of its stockholders and board of directors.

         3.03 Confidentiality . Seller agrees that, unless and until the Closing has been consummated, Seller, its officers, directors, agents and representatives will hold in strict confidence, and will not use, any confidential or proprietary data or information obtained from either Buyer with respect to its business or financial condition except for the purpose of evaluating, negotiating and completing the transactions contemplated hereby. Information generally known in either Buyer's industry or which has been disclosed to Seller by third parties which have a right to do so shall not be deemed confidential or proprietary information for purposes of this Agreement. If the transactions contemplated by this Agreement are not consummated, Seller will return to each Buyer (or certify that they have destroyed) all copies of such data and information, including, but not limited to, financial information, customer lists, business and corporate records, worksheets, test reports, tax returns, lists, memoranda and other documents prepared by or made available to Seller in connection with the transactions. Notwithstanding the foregoing, Seller shall be permitted to disclose such information about either Buyer and the transactions contemplated hereby as may be legally required, and otherwise reasonably necessary, in the preparation, completion, filing and distribution of such reports, filings and other documents required by the Securities Act or the Exchange Act.

         3.04 No Transfer of Securities . Unless and until this Agreement shall have been terminated in accordance with its terms, the Seller shall not directly or indirectly exchange, deliver, assign, pledge, encumber or otherwise transfer or dispose of any of the capital stock of LMC (including any options in respect thereof), nor shall the Seller directly or indirectly grant any right of any kind to acquire, dispose of, vote or otherwise control in any manner any such securities.

         3.05 Delivery of Schedules. At or prior to April 30, 1999, Seller shall have delivered to each Buyer all Schedules required herein and such Schedules shall have been in a form satisfactory to such Buyer.


SECTION 4.    REPRESENTATIONS AND WARRANTIES OF BUYERS.

         4.01 Making of Representations and Warranties. As a material inducement to the Seller to enter into this Agreement and consummate the transactions contemplated hereby, each Buyer hereby makes the representations and warranties below, as to itself and not with respect to the other Buyer, to the Seller contained in this Section 4.

         4.02 Organization and Qualifications of Each Buyer.

                  (a) Amphion has been duly organized and is validly existing as a limited partnership under the laws of the State of Delaware, with full power to own or lease its properties and to conduct its business as such business is now conducted. Amphion is not in material violation of any provision of its charter documents. Amphion is not required to be qualified to do business as a foreign limited partnership in any jurisdiction.

                  (b) Antiope has been duly formed and is validly existing as a limited liability company under the laws of the State of Delaware, with all requisite limited liability company power and authority to own or lease its properties and to conduct its business as such business in now conducted. Antiope is not in violation of any term of certificate of formation or limited liability company operating agreement. Antiope is not required to be qualified to do business in any other jurisdiction.

         4.03 Authority of Buyers. Each Buyer has full right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by such Buyer pursuant to this Agreement and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by each Buyer of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary corporate action of such Buyer and no other action on the part of such Buyer is required in connection therewith. This Agreement and each other agreement, document and instrument constitute, or when executed and delivered will constitute, valid and binding obligations of each Buyer enforceable in accordance with their terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (ii) general principles of equity that restrict the availability of equitable remedies. The execution, delivery and performance by each Buyer of this Agreement and each such agreement, document and instrument:

         (A) does not and will not violate any provision of the charter documents of either Buyer; and

         (B) does not and will not violate any federal, state or local laws applicable to such Buyer or require such Buyer to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) which has not been obtained or made.

         4.04 Litigation. There is no litigation pending or, to each Buyer's knowledge, threatened against such Buyer which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

         4.05 Finders Fee. Neither Buyer has incurred or become liable for any broker's commission or finder's fee which would be payable by the Seller or LMC relating to or in connection with the transactions contemplated by this Agreement.

         4.06 Financial Statements.

                  (a) Each Buyer shall deliver to Seller at or prior to April 30, 1999 balance sheets of such Buyer as of December 31, 1998 and statements of income and retained earnings and statements of cash flows for the year then ended, which statements are audited by such Buyer's independent public accountants and copies of which are set forth on Schedule 4.06.

         The financial statements described in (i) and (ii) above have been prepared in accordance with GAAP applied consistently during the periods covered thereby, are complete and correct in all material respects and present fairly in all material respects the financial condition of each Buyer at the dates of said statements and the results of operations for the periods covered thereby.

         4.07 Restrictions on Transfer of Shares. Each Buyer represents to Seller that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks contemplated by this Agreement and making an informed investment decision with respect thereto. Each Buyer represents that it is an "accredited investor" as such term is defined in Rule 501 under the Securities Act of 1933, as amended (the "Securities Act"). Each Buyer represents to Seller that it is purchasing the LMC Shares for its own account, for investment only and not with a view to, or any present intention of, effecting a distribution of such securities or any part thereof except pursuant to a registration or an available exemption under applicable law. Such Buyer acknowledges that the LMC Shares have not been registered under the Securities Act or the securities laws of any state or other jurisdiction and cannot be disposed of unless they are subsequently registered under the Securities Act and any applicable state laws or exemption from such registration is available.

         4.08 Legends. Each certificate representing the LMC Shares may be endorsed with the following legends (or any legends substantially to the same effect):

                  (a) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM; and

                  (b) Any other legends required by applicable state securities laws.

SECTION 5.    COVENANTS OF BUYERS.

         5.01 Making of Covenants and Agreements. Each Buyer hereby makes the covenants and agreements set forth in this Section 5.

         5.02 Confidentiality. Each Buyer agrees that, unless and until the Closing has been consummated, such Buyer and its officers, members, partners, agents and representatives will hold in strict confidence, and will not use, any confidential or proprietary data or information obtained from Seller and LMC with respect to the business or financial condition of Seller and LMC except for the purpose of evaluating, negotiating and completing the transactions contemplated hereby. Information generally known in the industries of Seller and LMC or which has been disclosed to either Buyer by third parties which have a right to do so shall not be deemed confidential or proprietary information for purposes of this Agreement. If the transactions contemplated by this Agreement are not consummated, each Buyer will return to Seller (or certify that it has destroyed) all copies of such data and information, including, but not limited to, financial information, customer lists, business and corporate records, worksheets, test reports, tax returns, lists, memoranda and other documents prepared by or made available to such Buyer in connection with the transactions. Notwithstanding the foregoing, each Buyer shall be permitted to disclose such information about LMC or Seller and the transactions contemplated hereby as may be legally required, and otherwise reasonably necessary, in the preparation, completion, filing and distribution of such reports, filings and other documents required by the Securities Act or the Exchange Act.

         5.03 Consents. Each Buyer shall make all filings with and notifications of governmental authorities, regulatory agencies and other entities required to be made by such Buyer in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and such Buyer shall obtain all authorizations, waivers, consents and permits, from all third parties, including, without limitation, applicable governmental authorities, regulatory agencies, lessors, lenders and contract parties, required to permit the consummation of the transactions contemplated by this Agreement, and to avoid any breach, default, termination, acceleration or modification of any material agreement, contract, lease or permit as a result of, or in connection with, the execution and performance of this Agreement.

         5.04 Consummation of Agreement. Each Buyer shall use its best efforts to perform and fulfill all conditions and obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out.

         5.05 Tax Returns. Each Buyer shall cooperate with Seller to permit Seller in accordance with applicable law to promptly prepare and file on or before the due date or any extension thereof all federal, state and local tax returns required to be filed by Seller with respect to taxable periods ending on or before the Closing.



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

SECTION 6.    CONDITIONS.

         6.01 Conditions to the Obligations of Buyers. The obligation of each Buyer to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

                  (a) Representations; Warranties; Covenants. Each of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms as to knowledge or materiality, which representations and warranties as so qualified shall be true in all respects) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing; and Seller shall, on or before the Closing, have performed all of their obligations hereunder which by the terms hereof are to be performed on or before the Closing.

                  (b) No Material Change. There shall have been no change in the financial condition, prospects, properties, assets, liabilities, business or operations of LMC since the date hereof which has resulted in or is reasonably likely to result in a Material Adverse Effect on LMC, whether or not in the ordinary course of business.

                  (c) Certificate from Officers. The Seller shall have delivered to each Buyer a certificate signed by Seller's President dated as of the Closing Date to the effect that the statements set forth in paragraphs (a), (b) and (c) above are true and correct.

                  (d) Approval of Buyers' Counsel. All actions, proceedings, instruments and documents required to carry out this Agreement and the transactions contemplated hereby and all related legal matters contemplated by this Agreement shall have been approved by Goodwin, Procter & Hoar LLP, as counsel for Buyers, and such counsel shall have received on behalf of each Buyer such other certificates, opinions and documents in form satisfactory to such counsel, as such Buyer may reasonably require from the Seller to evidence compliance with the terms and conditions hereof as of the Closing and the correctness as of the Closing of the representations and warranties of the Seller and the fulfillment of their respective covenants.

                  (e) Opinion of Counsel. On the Closing Date, the Buyers shall have received from Sayles and Lidji, P.C., counsel for the Seller, an opinion as of said date, in substantially the form acceptable to the parties.

                  (f) No Litigation. There shall have been no determination by either Buyer, acting in good faith, that the consummation of the transactions contemplated by this Agreement has become inadvisable or impracticable by reason of the institution or threat by any person or any federal, state, foreign or other governmental authority of litigation, proceedings or other action against such Buyer or LMC.

                  (g) Consents. Each of LMC and Seller shall have made all filings with and notifications of governmental authorities, regulatory agencies and other entities required to be made by each of them in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the continued operation of the business of LMC by the Buyers subsequent to the Closing. Seller, LMC and each Buyer shall have received all authorizations, waivers, consents and permits, in form and substance reasonably satisfactory to such Buyer, from all third parties, including, without limitation, the landlord of LMC's facility in Albuquerque, New Mexico, J.P. Morgan ("Morgan") in connection with the Note granted to Morgan by Seller (the "Morgan Note"), Xerox in connection with the assignment of the DataGlyph Technology license and XL Vision in connection with the assignment of the CombiReader Technology license, applicable governmental authorities, regulatory agencies, lessors, lenders and contract parties, required to permit the continuation of the business of LMC and the use of the Axcess Assets and the consummation of the transactions contemplated by this Agreement, and to avoid a breach, default, termination, acceleration or modification of any indenture, loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award as a result of, or in connection with, the execution and performance of this Agreement.

                  (h) Employee Programs. LMC shall have taken all steps necessary under the relevant documents and applicable law to maintain the qualification of each Employee Program of LMC identified in Schedule 2.16 notwithstanding the purchase of the LMC Shares by each Buyer.

                  (i) Resignations. LMC shall have delivered to each Buyer resignations (in their respective capacities as directors and officers, but not as employees) of all of the directors of LMC and of such officers of LMC as may be requested by such Buyer at least five (5) days prior to the Closing, such resignations to be effective at the Closing.

                  (j) Releases. LMC shall have delivered to each Buyer general releases signed by the Seller, as the sole stockholder of LMC, and by each officer and director of LMC of all claims which any of them have against LMC and such Buyer in substantially the form acceptable to the parties.

                  (k) Release of Liens. All Encumbrances on the assets of LMC and the Axcess Assets shall have been terminated and released and each Buyer shall have received UCC-3 termination statements and such other documents evidencing such terminations including, but not limited to, the release of liens which Morgan holds on the LMC Shares and the release of liens which Seller and Antiope hold on the Axcess Assets.

                  (l) Asset Transfer. Seller shall have delivered to each Buyer the assignment, and other instruments of transfer and assignment substantially in accordance with the provisions hereof, transferring to such Buyer all of Seller's right, title and interest in and to the Axcess Assets, free and clear of all Encumbrances.

                  (m) Delivery of Schedules. On or before April 30, 1999, each Buyer shall have received from Seller all Schedules required herein in a form satisfactory to such Buyer.

         6.02 Conditions to Obligations of the Seller. The obligations of the Seller to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

                  (a) Representations; Warranties; Covenants. Each of the representations and warranties of each Buyer contained in this Agreement shall be true and correct in all material respects as though made on and as of the Closing Date. Each Buyer shall, on or before the Closing, have performed all of its obligations hereunder which by the terms hereof are to be performed on or before the Closing. Each Buyer shall have delivered to the Seller a certificate of the President or any Vice President of such Buyer dated the Closing Date to such effect.

                  (b) Approval of the Seller's Counsel. All actions, proceedings, instruments and documents required to carry out this Agreement and the transactions contemplated hereby and all related legal matters contemplated by this Agreement shall have been approved by Sayles and Lidji, P.C., as counsel for the Seller, and such counsel shall have received on behalf of the Seller such other certificates, opinions and documents in form satisfactory to such counsel, as the Seller may reasonably require from each Buyer to evidence compliance with the terms and conditions hereof as of the Closing and the correctness as of the Closing of the representations and warranties of such Buyer and the fulfillment of its covenants.

                  (c) No Litigation. There shall have been no determination by the Seller, acting in good faith, that the consummation of the transactions contemplated by this Agreement has become inadvisable or impracticable by reason of the institution or threat by any person or any federal, state, foreign or other governmental authority of litigation, proceedings or other action against either Buyer.

                  (d) Accounting Treatment. The accounting treatment of the transaction described herein shall be satisfactory to the Seller.

                  (e) Security Agreement. Amphion shall grant to the Seller a security interest in the Axcess Assets in a form of Security Agreement substantially acceptable to the parties.

                  (f) Pledge Agreement. Each Buyer shall grant to the Seller a lien on all of the outstanding LMC Shares acquired by such Buyer in a form of Pledge Agreement substantially acceptable to the parties. (g)ab Repayment of Debt. Antiope shall provide evidence to Seller of the payment and satisfaction of the debt of Seller in the amount of $910,000 due to Antiope and Amphion shall provide evidence to Seller of the payment and satisfaction of the debt of Seller in the amount of $1,090,000 due to Amphion.

                  (h) Demand Note, Term Note and Warrants. Amphion shall deliver to the Seller a Demand Note, a Term Note and the Quantrad Warrants in accordance with the terms of Section 1.02 hereof.

                  (i) Resignation of Director. At or prior to the Closing Date, Eugene A. Bourque shall resign as a member of the Board of Directors of the Seller.

                  (j) Financial Statements of Buyers. At or prior to the Closing Date, each Buyer shall have delivered to the Seller the financial statements referred to in Section 4.06 hereto.

SECTION 7.    SURVIVAL

         7.01 Survival of Warranties . Each of the representations, warranties, agreements, covenants and obligations herein or in any Schedule, Exhibit, Certificate or financial statement delivered by any party to the other party incident to the transactions contemplated hereby are material, shall be deemed to have been relied upon by the other party and shall survive until December 31, 1999, regardless of any investigation and shall not merge in the performance of any obligation by either party hereto. For purposes of this Section 7 "Damages" shall mean (i) any and all damages, losses, deficiencies or liabilities ("Losses") caused by, resulting or arising from or otherwise relating to any failure of any representation or warranty of the Seller or either Buyer contained herein to be true when made and as at the Closing Date; and (ii) any and all actions, suits, proceedings, claims, liabilities, demands, assessments, judgments, reasonable costs and expenses, including reasonable attorneys' fees, incident to any of the foregoing or such indemnification (all together "Costs"; Costs and Losses together shall hereinafter be referred to as "Damages").

         7.02 Limitation on Liability of Seller. The liability of Seller to Buyer for breach of the representations, warranties, agreements, covenants and obligations herein or in any Schedule, Exhibit, Certificate or financial statement delivered by any party to the other party incident to the transactions contemplated hereby (a "Breach") shall be subject to the following:

                  (a) No Damages shall be recoverable by the Buyers for a Breach, and no claim therefor shall be asserted for any purpose whatsoever hereunder, unless the amount of the Damages equals at least $100,000 in the aggregate and then only to the extent such Damages exceed $100,000 in the aggregate.

                  (b) The aggregate amount of Damages recoverable by the Buyers for a Breach in the aggregate shall be limited to $7,000,000.

         7.03 Limitation on Liability of Buyer. The liability of Buyer to Seller for a Breach (as defined above) shall be subject to the following:

                  (a) No Damages shall be recoverable by Seller for a Breach, and no claim therefor shall be asserted for any purpose whatsoever hereunder, unless the amount of the Damages equals at least $100,000 in the aggregate and then only to the extent such Damages exceed $100,000 in the aggregate.

                  (b) The aggregate amount of Damages recoverable by Seller for a Breach in the aggregate shall be limited to $7,000,000.


SECTION 8.    MISCELLANEOUS.

         8.01 Fees and Expenses. Each Buyer shall pay its own expenses and costs associated with the preparation of this Agreement and the consummation of the transactions contemplated hereby. Seller shall pay all of its fees and expenses and all fees and expenses of LMC in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby, and no expenses of Seller or LMC relating in any way to the transactions contemplated hereby, including, without limitation, legal, accounting or other professional expenses and any broker's commission or finder's fee, shall be charged to, paid by or reflected in any account of LMC or either Buyer.

         8.02 Governing Law. This Agreement shall be construed under and governed by the internal laws of the State of Delaware without regard to its conflict of laws provisions.

         8.03 Notices. Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered or sent by facsimile transmission, upon receipt, or if sent by registered or certified mail, upon the sooner of the date on which receipt is acknowledged or the expiration of three (3) days after deposit in United States post office facilities properly addressed with postage prepaid. All notices to a party will be sent to the addresses set forth below or to such other address or person as such party may designate by notice to each other party hereunder:

TO BUYERS:                             Amphion Ventures, L.P.
                                       Antiope Partners LLC
                                       590 Madison Avenue
                                       New York, NY 10022
                                       Fax:     (212) 849-8171
                                       Attn:    Richard C. E. Morgan,
                                                Managing Partner

With a copy to:                        Goodwin, Procter & Hoar LLP
                                       Exchange Place
                                       53 State Street
                                       Boston, MA  02109
                                       Fax:     (617) 523-1231
                                       Attn:    David F. Dietz, P.C.

TO SELLER                              Axcess, Inc.
                                       3208 Commander Drive
                                       Carrollton, TX  75006
                                       Fax:     (972) 407-9085
                                       Attn:    Chief Executive Officer

With a copy to:                        Sayles and Lidji, P.C.
                                       4400 Renaissance Tower
                                       1201 Elm Street
                                       Dallas, TX  75270
                                       Fax:     (214) 939-8787
                                       Attn:    Michael R. Dorey, Esq.

Any notice given hereunder may be given on behalf of any party by his counsel or other authorized representatives.

         8.04 Entire Agreement. This Agreement, including the Schedules and Exhibits referred to herein and the other writings specifically identified herein or contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings, including the term sheet between each Buyer and Seller.

         8.05 Assignability; Binding Effect. This Agreement shall only be assignable by each Buyer, whether in whole or in part, to an entity controlling, controlled by or under common control with such Buyer upon written notice to the Seller, and such assignment shall not relieve such Buyer of any liability hereunder. This Agreement may not be assigned by Seller without the prior written consent of each Buyer. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

         8.06 Captions. The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof.

         8.07 Execution in Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

         8.08 Amendments. This Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by each Buyer and Seller, or in the case of a waiver, the party waiving compliance.

         8.09 Consent to Jurisdiction. Each of the parties hereby consents to personal jurisdiction, service of process and venue in the federal or state courts of State of Delaware for any claim, suit or proceeding arising under this Agreement, or in the case of a third-party claim subject to indemnification hereunder, in the court where such claim is brought.


                                  [End of Text]

         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the date first set forth above.

                                     AMPHION VENTURES, L.P.


                                     By: AMPHION PARTNERS LLC,
                                           its General Partner



                                     By:  /s/ RICHARD C.E. MORGAN
                                          -------------------------------------
                                          Name: Richard C.E. Morgan
                                          Title: Managing Member


                                     ANTIOPE PARTNERS LLC



                                     By:  /s/ RICHARD C.E. MORGAN
                                          -------------------------------------
                                          Name: Richard C.E. Morgan
                                          Title: Managing Member


                                     AXCESS, INC.



                                     By:  /s/ DANNY G. HAIR
                                          -------------------------------------
                                          Name: Danny G. Hair
                                          Title: Chief Financial Officer

                         List of Exhibits and Schedules



Exhibits

Exhibit A -             Allocation of LMC Shares



Schedules

Schedule 1.07            Allocation of Purchase Price
Schedule 2.02            Organization of Seller and LMC
Schedule 2.03            Capitalization of LMC
Schedule 2.04            Authority
Schedule 2.05(a)         Leased Real Property
Schedule 2.05(b)         Personal Property
Schedule 2.06            Financial Statements of LMC
Schedule 2.07            Taxes
Schedule 2.08            Absence of Certain Changes
Schedule 2.10            Banking Relations
Schedule 2.11            Intellectual Property
Schedule 2.12            Contracts
Schedule 2.13            Litigation
Schedule 2.14            Approvals; Consents
Schedule 2.15            Employee Benefits
Schedule 2.16            Environmental Matters
Schedule 2.17            Directors and Officers
Schedule 4.06            Financial Statements of Buyers